SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          SYNERGY FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



           United States                                         22-3798677
---------------------------------                            -------------------
(State of Incorporation                                      (IRS Employer
 or Organization)                                            Identification No.)


310 North Avenue East, Cranford, New Jersey                             07016
-------------------------------------------                           ----------
(Address of Principal Executive Offices)                              (Zip Code)


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
If this form relates to the registration of a class of          If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act        securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(c),         and is effective pursuant to General Instruction A.(d),
please check the following box.|_|                              please check the following box.|X|

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Securities Act registration statement file number to which
this form relates:                                                     333-89384

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                               Name of Each Exchange on Which
To be so Registered                               Each Class is to be Registered
-------------------                               ------------------------------
None                                                         N/A


Securities to be registered pursuant to Section 12(g) of the Act:


Common Stock, par value $0.10 per share
---------------------------------------
          (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered

     The information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of Synergy Financial Group, Inc." in the Prospectus included in Part I of the Registration Statement on Form SB-2 of the registrant, originally filed with the Securities and Exchange Commission on May 30, 2002 (File No. 333-89384), is incorporated by reference in response to this
Item 1. Information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of Synergy Financial Group, Inc." contained in a prospectus relating to SEC File No. 333-89384 and subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement.


Item 2.  Exhibits

3(i)     Charter of Synergy Financial Group, Inc.

3(ii)    Bylaws of Synergy Financial Group, Inc.



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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       SYNERGY FINANCIAL GROUP, INC.


Date: August 21, 2002                  By: /s/ John S. Fiore
                                           -------------------------------------
                                           John S. Fiore
                                           President and Chief Executive Officer